UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300, Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

(678) 402-3000
(Registrant’s telephone number, including area code:)

5360 Legacy Drive, Building 2, Plano, TX 75024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

TopCo Term Loan Agreement

In connection with the Closing (as defined below), on August 11, 2026, Katapult Intermediate Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Katapult Holdings, Inc. (“Katapult”), as borrower (the “TopCo Borrower”), entered into a Term Loan Agreement (the “TopCo Term Loan Agreement”) with Katapult, the subsidiaries of the TopCo Borrower from time to time party thereto, as subsidiary guarantors, the lenders from time to time party thereto, and BP Commercial Funding Trust III, Series SPL-XIV, a statutory series of BP Commercial Funding Trust III, a Delaware statutory trust, as administrative agent and documentation agent (in such capacities, the “TopCo Agent”). The TopCo Term Loan Agreement provides for senior secured term loan facilities in an aggregate principal amount of up to $200.0 million, consisting of (i) an initial term loan facility in an aggregate principal amount of approximately $122.0 million, which was funded in full on August 11, 2026, and (ii) a delayed draw term loan facility in an aggregate principal amount of up to approximately $78.0 million. Delayed draw term loans may be borrowed during the period commencing on August 11, 2026 and ending on the earliest of August 11, 2028, the date on which a cease funding event occurs (subject to applicable cure provisions) and the date on which the delayed draw commitments have been fully drawn, terminated or reduced to zero.

Borrowings under the TopCo Term Loan Agreement bear interest at a rate of 15.0% per annum payable in cash and 5.0% per annum payable as paid-in-kind (“PIK”) interest. The PIK interest accruing on each remittance date is required to be capitalized and added to the outstanding principal amount of the loans.

All obligations under the TopCo Term Loan Agreement, including the outstanding legal balance of all term loans, are due and payable in full on the maturity date, which is the earlier of (i) August 11, 2029 and (ii) the date of acceleration of the obligations following an event of default. The TopCo Borrower may voluntarily prepay the initial term loan or any delayed draw term loan in whole, subject to payment of a prepayment fee. The TopCo Term Loan Agreement also requires mandatory prepayments in connection with certain asset dispositions, casualty, condemnation or similar events, certain issuances of indebtedness and sale and leaseback transactions, in each case subject to specified thresholds, exceptions and reinvestment rights.

The obligations under the TopCo Term Loan Agreement are guaranteed by Katapult, and by the subsidiary guarantors from time to time party thereto. The obligations are secured pursuant to the collateral documents, including a Security Agreement, dated as of August 11, 2026, among Katapult, the TopCo Borrower, the other grantors party thereto and the TopCo Agent, under which the grantors granted a first-priority security interest in substantially all of their personal property, subject to permitted liens (the “TopCo Security Agreement”).

The TopCo Term Loan Agreement contains certain customary representations and warranties and events of default. The TopCo Term Loan Agreement also contains certain financial covenants, each as defined in the TopCo Term Loan Agreement, including maintaining a minimum Interest Coverage Ratio, a maximum Leverage Ratio, and a Liquidity level (each as measured at the end of each fiscal quarter). In addition, the TopCo Term Loan Agreement contains customary affirmative covenants, including reporting requirements, delivery of a semi-annual business plan, maintenance of existence, properties and insurance, and inspection rights. It also contains customary negative covenants that, subject to specified exceptions, limit the ability of Katapult, the TopCo Borrower and their restricted subsidiaries to incur liens and indebtedness, make investments and restricted payments, effect dispositions and sale and leaseback transactions, enter into transactions with affiliates, enter into burdensome agreements, form foreign subsidiaries, and amend material documents. If an event of default occurs and is continuing, the TopCo Agent may, at the request of or with the consent of the required lenders, terminate the commitments and declare all outstanding obligations immediately due and payable.

MidCo Term Loan Agreement

Additionally, in connection with the Closing, on August 11, 2026, Katapult MidCo, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Katapult, as borrower (the “MidCo Borrower”), entered into a Term Loan Agreement (the “MidCo Term Loan Agreement”) with the lenders from time to time party thereto and HHCF Series 21 Sub, LLC, a Delaware limited liability company (“Hawthorn”), as administrative agent (in such capacity, the “MidCo Agent”). The MidCo Term Loan Agreement provides for a senior secured term loan facility in an aggregate principal amount of approximately $75.0 million, the proceeds of which were used to fund the aggregate purchase price payable in connection with the repurchase by Katapult of 65,000 shares of its preferred stock previously issued to Hawthorn.

Borrowings under the MidCo Term Loan Agreement bear interest at a rate of 15.0% per annum. Upon request by the MidCo Borrower and approval by the MidCo Agent in its sole discretion, accrued interest may be paid as PIK interest and added to the principal amount of the term loan on each remittance date. All obligations under the MidCo Term Loan Agreement are due and payable in full on November 3, 2030. The MidCo Borrower may voluntarily prepay the term loan in whole or in part, provided that each such prepayment must be in an amount of at least $250,000. The MidCo Term Loan Agreement also requires mandatory prepayments in connection with specified dispositions and casualty, condemnation or similar events and specified issuances of indebtedness, subject to specified thresholds, exceptions and, for certain proceeds, reinvestment rights.

The obligations under the MidCo Term Loan Agreement are guaranteed by TopCo Borrower and each subsidiary of the MidCo Borrower that executes a joinder agreement following the closing date. TopCo Borrower’s guaranty obligations are subordinated to the obligations owing under the TopCo Term Loan Agreement pursuant to the terms of its guaranty. The obligations under the MidCo Term Loan Agreement are secured pursuant to a Security Agreement among the MidCo Borrower, each other grantor party thereto and the MidCo Agent, under which the grantors granted a security interest in substantially all of their personal property (the “MidCo Security Agreement”).

The MidCo Term Loan Agreement contains certain customary representations and warranties and events of default. The MidCo Term Loan Agreement also contains a minimum liquidity financial covenant measured as of the last business day of each calendar week, along with customary additional affirmative and negative covenants. If an event of default occurs and is continuing, the MidCo Agent may terminate the commitments and declare all obligations immediately due and payable, and in the case of specified insolvency events such termination and acceleration occur automatically.

Amendments to Existing Asset-Based Facility

Prior to the Closing, on August 10, 2026, Katapult SPV-1 LLC, as borrower, Katapult Group, Inc., Katapult MidCo, LLC, Katapult, the lenders party thereto and Midtown Madison Management LLC, as administrative, payment and collateral agent, entered into a Joinder (the “SPV Joinder Agreement”) to the Amended and Restated Loan and Security Agreement and Release Agreement, dated as of June 12, 2025 (the “Amended and Restated Loan and Security Agreement”), as amended, pursuant to which the lenders thereunder made available to Katapult SPV-1 LLC a senior secured revolving loan facility in a maximum principal amount of up to the maximum revolving loan amount specified therein.

Pursuant to the SPV Joinder Agreement, Katapult MidCo, LLC joined the Amended and Restated Loan and Security Agreement, assumed all of the obligations of a payment guarantor and an indemnity guarantor thereunder, and became a credit party and guarantor for all purposes of the loan documents; and Katapult was released from its obligations under the Amended and Restated Loan and Security Agreement and the related loan documents, subject to specified surviving obligations.

Concurrently with the SPV Joinder Agreement, Katapult Group, Inc. and Katapult MidCo, LLC entered into an Amended and Restated Corporate Guaranty and Security Agreement, dated as of August 10, 2026 (the “Amended and Restated Corporate Guaranty and Security Agreement”), in favor of Midtown Madison Management LLC, as agent, under which the guarantors guarantee the obligations under the Amended and Restated Loan and Security Agreement and grants a first-priority security interest in substantially all of their assets.

Seventh Amendment to Master Loan and Security Agreement

On August 7, 2026, TMX MP SPE, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCFI (as defined below) (“TMX SPE”), entered into a Seventh Amendment to Master Loan and Security Agreement (the “Seventh Amendment”) with each of the lenders party thereto (the “Lenders”) and BP Commercial Funding Trust II, Series SPL-XVI, a statutory series of BP Commercial Funding Trust II, a Delaware statutory trust, for itself and for no other series of BP Commercial Funding Trust II, as administrative agent (in such capacity, the “Administrative Agent”). The Seventh Amendment amends that certain Master Loan and Security Agreement, dated as of February 10, 2023 (the “Master Loan and Security Agreement,” and as subsequently amended, the “TMX ABL Credit Facility”).

Among other things, the Seventh Amendment: (i) extends the scheduled draw period termination date from August 10, 2026 to December 31, 2027, subject to earlier termination upon an unwaived cease funding event and any further extension requested by TMX SPE and approved by each Lender, in accordance with the TMX ABL Credit Facility; (ii) extends the lockout expiration date from June 10, 2026 to January 1, 2027, after which TMX SPE may prepay all, but not less than all, of the outstanding legal balance without premium or penalty, but only if TMX SPE provides the Administrative Agent with at least 30 days’ advance written notice; (iii) resets the specified legacy loan balances as of August 7, 2026, consisting of a Class A legacy balance of approximately $14.9 million, a newly established Class B legacy balance of approximately $22.2 million and a Class C legacy balance of approximately $75.1 million; (iv) reduces the minimum liquidity financial covenant under the TMX ABL Credit Facility to $17.5 million, tested as of the end of each calendar month, and adds financial covenants relating to CCFI and its subsidiaries; and (v) updates the financial reporting covenants to reflect the Closing. The Seventh Amendment and the TMX ABL Credit Facility, as amended thereby, contain certain customary representations and warranties and events of default.

The foregoing descriptions of the TopCo Term Loan Agreement, the TopCo Security Agreement, the MidCo Term Loan Agreement, the MidCo Security Agreement, the SPV Joinder Agreement, the Amended and Restated Loan and Security Agreement, the Amended and Restated Corporate Guaranty and Security Agreement, and the Seventh Amendment do not purport to be complete and are qualified in their entirety by reference to the TopCo Term Loan Agreement, the TopCo Security Agreement, the MidCo Term Loan Agreement, the MidCo Security Agreement, the SPV Joinder Agreement, the Amended and Restated Loan and Security Agreement, the Amended and Restated Corporate Guaranty and Security Agreement, and the Seventh Amendment which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 11, 2026 (the “Closing”), pursuant to the Agreement and Plan of Merger, dated December 11, 2025 (the “Initial Merger Agreement”), by and among Katapult, Katapult Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of Katapult (“Merger Sub 1”), Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Katapult (“Merger Sub 2”), CCF Holdings LLC, a Delaware limited liability company (“CCFI”), and Aaron’s Intermediate Holdco, Inc., a Delaware corporation (“Aaron’s”), as amended by the First Amendment to the Merger Agreement, dated June 17, 2026 (the “Amendment to the Merger Agreement,” and together with the Initial Merger Agreement, the “Merger Agreement”), Katapult completed the previously announced business combination transaction with CCFI and Aaron’s. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Pursuant to the terms and conditions of the Merger Agreement, a business combination among Aaron’s, CCFI and Katapult was effected as follows: (a) immediately prior to the Aaron’s Merger Effective Time, (i) Aaron’s caused the Aaron’s MIP Holders to assign, transfer and deliver to Katapult, and Katapult assumed and acquired from the Aaron’s MIP Holders, the Aaron’s MIP Units and (ii) Katapult issued to the Aaron’s MIP Holders and Aaron’s caused the Aaron’s MIP Holders to acquire from Katapult 943,580 shares of common stock, $0.0001 par value per share, of Katapult (“Katapult Common Stock”) as consideration for the Aaron’s MIP Units (the “Aaron’s MIP Exchange”); (b) immediately prior to the CCFI Merger Effective Time, (i) CCFI caused the CCFI MIP Holders to assign, transfer and deliver to Katapult, and Katapult assumed and acquired from the CCFI MIP Holders, the CCFI MIP Equity and (ii) Katapult issued to the CCFI MIP Holders and CCFI caused the CCFI MIP Holders to acquire from Katapult 11,011,927 shares of Katapult Common Stock as consideration for the CCFI MIP Equity (the “CCFI MIP Exchange”); (c) at the Aaron’s Merger Effective Time, the aggregate equity interests of Aaron’s outstanding as of immediately prior to the Aaron’s Merger Effective Time (including shares of Aaron’s Common Stock and any option or other rights to acquire Aaron’s Common Stock but not including the Aaron’s MIP Units and excluding shares of Aaron’s Common Stock that are outstanding immediately prior to the Aaron’s Merger Effective Time and which are held by stockholders who have exercised and perfected dissenters’ rights for such shares of Aaron’s Common Stock in accordance with the General Corporation Law of the State of Delaware, as amended) were collectively converted solely into the right to receive an aggregate of 11,369,237 shares of Katapult Common Stock, for all such outstanding equity interests; (d) at the CCFI Merger Effective Time, (i) the aggregate equity interests of CCFI outstanding as of immediately prior to the CCFI Merger Effective Time (including the CCFI Units and CCFI Phantom Units but not including the CCFI MIP Equity, CCFI Options and CCFI Warrants) were collectively converted solely into the right to receive an aggregate of 58,516,558 shares of Katapult Common Stock, (ii) 244,146 shares of Katapult Common Stock became subject to the CCFI Warrants and (iii) vested CCFI Options that were outstanding at the CCFI Merger Effective Time were forfeited for no consideration; (e) immediately following the Aaron’s MIP Exchange, at the Aaron’s Merger Effective Time, Merger Sub 1 merged with and into Aaron’s, and the separate existence of Merger Sub 1 ceased and Aaron’s continued as the surviving corporation in the Aaron’s Merger; and (f) immediately following the CCFI MIP Exchange, at the CCFI Merger Effective Time, Merger Sub 2 merged with and into CCFI, and the separate existence of Merger Sub 2 ceased and CCFI continued as the surviving limited liability company in the CCFI Merger.

Immediately after the consummation of the Mergers, after giving effect to the issuances of Katapult Common Stock pursuant to the Merger Agreement, there were approximately 87.4 million shares of Katapult Common Stock outstanding on a fully diluted basis (inclusive of the exercise of the Katapult Private Warrants), of which (i) the former equityholders of CCFI owned approximately 79.8% of the Katapult Common Stock, (ii) the former equityholders of Aaron’s owned approximately 14.1% of the Katapult Common Stock and (iii) the former stockholders of Katapult owned approximately 6.1% of the Katapult Common Stock.

Except as described in Item 3.02 of this Current Report on Form 8-K below, the issuance of the shares of Katapult Common Stock to the former equityholders of CCFI and Aaron’s was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (File No. 333-296909) (the “Registration Statement”).

Shares of Katapult Common Stock will continue to be listed on The Nasdaq Global Market under the symbol “KPLT.”

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Amendment to the Merger Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms and conditions of the Merger Agreement, 76,765,355 shares of Katapult Common Stock that were issued by Katapult to certain equityholders of CCFI and Aaron’s were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and therefore were not registered pursuant to the Registration Statement in connection with the Mergers. Accordingly, the unregistered shares of Katapult Common Stock issued to certain equityholders of CCFI and Aaron’s may not be offered or sold in the United States except pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Such equityholders entered into a registration rights agreement with Katapult (the “Registration Rights Agreement”), effective as of the Closing. The Registration Rights Agreement provides that, among other things, Katapult must facilitate the registration of registrable securities for resale under the Securities Act, including filing a registration statement within 45 days after the Closing and maintaining its effectiveness until such time as the registered securities cease to be registrable securities in accordance with the agreement (including when they are sold or otherwise become freely tradable under Rule 144 without restriction). The Registration Rights Agreement also provides specified demand rights to certain “Primary Holders” (subject to customary conditions, including a minimum offering size and underwriter cutbacks) and piggyback registration rights for all holders of registrable securities. Katapult has also agreed to, among other things, indemnify the holders of registrable securities, their permitted assignees, and their respective officers, directors, agents, brokers, underwriters, investment advisors, employees and each person who controls any such holder of registrable securities or permitted assignee (and the officers, directors, agents and employees of any such controlling person), and their respective successors, assigns, estates and personal representatives, from certain liabilities (including under the Securities Act and the Securities Exchange Act of 1934, as amended) and related costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the registration, subject to customary exceptions.

The foregoing description of the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.9 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information required by this Item 5.01 is contained in Items 2.01 and 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection and concurrently with the execution and delivery of the Merger Agreement, certain equityholders of Aaron’s and CCFI entered into a stockholders agreement, dated December 11, 2025 (the “Initial Stockholders Agreement”), as amended by the First Amendment to the Stockholders Agreement, dated June 17, 2026 (the “Amendment to the Stockholders Agreement,” and together with the Initial Stockholders Agreement, the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, certain actions were effected in connection with the closing of the Mergers.

The below description of the actions taken pursuant to the Stockholders Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Initial Stockholders Agreement and the Amendment to the Stockholders Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.10 and 10.11, respectively, and are incorporated herein by reference.

Resignation of Directors

In accordance with the Merger Agreement and the Stockholders Agreement, effective as of the Closing, each of Philip Bartow, III, Don Gayhardt, Derek Medlin, Orlando Zayas and Gregory Zink resigned from the board of directors of Katapult (the “Board”). The resignations of the directors were not a result of any disagreement with Katapult relating to Katapult’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement and the Stockholders Agreement, effective as of the Closing, the size of the Board was increased to ten directors and the following individuals were appointed to the Board as directors in the classes set forth below: Jennifer Baldock, Philip Bartow, III, Lynn DeVault, Kyle Hanson, Michael Heller, William Jones, III, Cory Miller, Eugene Schutt, Orlando Zayas and Gregory Zink. Kyle Hanson will serve as the Executive Chairman of the Board and Jennifer Baldock will serve as Lead Director of the Board.

Following the Closing, the classes of the Board are as follows:

•	Class A Directors: Jennifer Baldock, Michael Heller and Cory Miller

•	Class B Directors: Philip Bartow, III, Lynn DeVault, Eugene Schutt and Orlando Zayas

•	Class C Directors: Kyle Hanson, William Jones, III and Gregory Zink

The term of each of the Class A, Class B and Class C directors expires at Katapult’s 2027 annual meeting of stockholders, 2028 annual meeting of stockholders and 2029 annual meeting of stockholders, respectively.

Following the Closing, the Committees of the Board are as follows:

•	Audit Committee: Eugene Schutt (Chair), Philip Bartow, III, Michael Heller and Gregory Zink

•	Compensation Committee: Michael Heller (Chair), Jennifer Baldock and Eugene Schutt

•	Nominating & Corporate Governance Committee: Lynn DeVault (Chair), Jennifer Baldock, Philip Bartow, III and Gregory Zink

Other than pursuant to the Merger Agreement and the Stockholders Agreement, there were no arrangements or understandings between Katapult’s newly appointed directors and any person pursuant to which they were elected. Other than as described in the section titled “Certain Relationships and Related Party Transactions” in the Registration Statement, none of Katapult’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of the newly appointed directors, other than Mr. Hanson and Mr. Miller, will participate in and receive the compensation that is provided for pursuant to Katapult’s Non-Employee Director Compensation Policy, which was approved by the Board in connection with the Closing and is attached to this Current Report on Form 8-K as Exhibit 10.12 and is incorporated herein by reference.

Resignation of Executive Officers

In accordance with the Merger Agreement and the Stockholders Agreement, effective as of the Closing, Orlando Zayas resigned as Chief Executive Officer, Derek Medlin resigned as President and Chief Growth Officer and Nancy Walsh resigned as Chief Financial Officer.

Mr. Medlin will continue as an employee of Katapult in a non-executive officer capacity following the Closing.

In connection with their resignations, Orlando Zayas and Nancy Walsh will each enter into a Separation Agreement and General Release of Claims and receive the severance payments and benefits due on a termination by Katapult without “cause” in connection with a “change in control” consistent with the terms of their Employment Agreements (including the form of Separation Agreements and General Release of Claims attached to the Employment Agreements), copies of which are filed as exhibits to Katapult's Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 11, 2026.

Appointment of Executive Officers

In accordance with the Merger Agreement and the Stockholders Agreement, effective as of the Closing, the Board appointed Kyle Hanson as Katapult’s Executive Chairman, Cory Miller as Katapult’s Chief Executive Officer and Russell Falkenstein as Katapult’s Chief Financial Officer. In addition, in connection with the Closing, on August 11, 2026, the Board appointed William Baker as Katapult’s President and Douglass Noe as Chief Accounting Officer.

Mr. Hanson, age 50, has served CCFI for over 28 years, including as CCFI’s Executive Chairman and Chief Executive Officer since February 2023. Prior to becoming the Executive Chairman and Chief Executive Officer, Mr. Hanson served as President of CCFI from May 2008 until February 2023. Mr. Hanson also served as Chair of the Board of Aaron’s. Mr. Hanson also has served as a member of the Financial Service Centers of America (FiSCA) board of directors and as Chairman of the Board of Directors of Volunteers of America of Greater Ohio. Mr. Hanson holds a B.S. in communications from Ohio University.

Mr. Miller, age 52, has served as Chief Executive Officer of The Aaron’s Company, Inc. since November 2024. Mr. Miller joined The Aaron’s Company, Inc. following the merger with IQVentures Holdings, LLC in 2024, having previously served as President of IQVentures since January 2024. Prior to that, Mr. Miller served in various roles of increasing responsibility at The Scotts Miracle-Gro Company for nearly 23 years, including serving as Executive Vice President and Chief Financial Officer from January 2021 to September 2022 and as Vice President of Finance, CFO of the Hawthorne Gardening Company from April 2016 to January 2021. During his tenure with The Scotts Miracle-Gro Company, Mr. Miller also served as a member of the board of directors of AeroGrow International, Inc., one of Scotts Miracle-Gro Company’s subsidiaries from April 2019 to February 2021. Prior to The Scotts Miracle-Gro Company, Mr. Miller was previously employed in the audit practice of Ernst & Young and was a member of the finance team at Borden Capital Management Partners. Mr. Miller holds a B.S. in business administration with a specialization in accounting from Bowling Green State University and is a certified public accountant.

Mr. Falkenstein, age 38, has served as Chief Financial Officer of The Aaron's Company, Inc. since February 2025. Mr. Falkenstein previously served The Aaron's Company, Inc. as Executive Vice President, Chief Operating Officer, Lease-to-Own from September 2023 to February 2025. Prior to that position, Mr. Falkenstein served as The Aaron's Company, Inc.'s Senior Vice President, Chief Strategy, Analytics and Development Officer from December 2020 to September 2023. Prior to that position, he served as The Aaron's Company, Inc.'s Senior Vice President, Finance & Accounting from January 2020 to November 2020, Vice President, Financial Planning & Strategic Analytics from February 2017 to December 2019, and Vice President, Corporate Initiatives from February 2016 to January 2017. Prior to joining Aaron’s, Mr. Falkenstein was a Senior Associate, Associate and Analyst in Alvarez and Marsal’s Turnaround and Restructuring group from July 2010 to January 2016. Mr. Falkenstein holds a bachelor of business administration degree from The George Washington University and an M.B.A. from the Northwestern University Kellogg School of Management.

Mr. Baker, age 45, has served as President of CCFI since July 2022. Prior to joining CCFI, Mr. Baker served as Curo Group Holdings Corp.’s President and Chief Operating Officer from February 2021 to September 2022. Mr. Baker was an Executive Vice President of Curo from 2016 until February 2021, its Chief Marketing Officer from 2011 until 2016 and a Vice President of Marketing and Business Development from 2007 until 2011. Mr. Baker holds a B.S. in advertising communications from Gannon University.

Mr. Noe, age 57, has served as Senior Vice President & Chief Accounting Officer of The Aaron’s Company, Inc. since May 2026. Prior to that position, Mr. Noe served as Floor & Decor Holdings, Inc.’s Vice President, Corporate Controller from January 2025 to April 2026. Prior to joining Floor & Decor, Mr. Noe served as the Vice President, Corporate Controller and Principal Accounting Officer of The Aaron's Company, Inc. from March 2021 to January 2025 and as Vice President, Corporate Controller from January 2021 to March 2021. Prior to joining Aaron’s, Mr. Noe served as Vice President, Controller of Acoustic, L.P. from August 2019 to December 2020. Prior to that he served as the Senior Vice President, Corporate Controller and Treasurer of Premiere Global Services, Inc. from June 2009 to August 2019. Mr. Noe also served as the Vice President and Corporate Controller of ChoicePoint, Inc. from October 2006 to June 2009. Mr. Noe holds a B.B.A. in accounting from the University of Georgia.

There are no family relationships between any of Katapult’s newly appointed executive officers and any director or other officer of Katapult, and other than pursuant to the Merger Agreement and the Stockholders Agreement, there are no arrangements or understandings between any of Katapult’s newly appointed executive officers and any other person pursuant to which such individuals were selected as officers of Katapult. Other than as described in the section titled “Certain Relationships and Related Party Transactions” in the Registration Statement, none of Katapult’s newly appointed executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

In connection with their appointments, at the Closing, each of Katapult’s directors and executive officers entered into a form of indemnification agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.13 and incorporated herein by reference.

Equity Award Grants

In connection with the Closing, the Board approved equity award grants for each of Kyle Hanson, Cory Miller, Russell Falkenstein and William Baker (each, an “Executive” and collectively, the “Executives”) and certain other participants in the form of restricted stock units (the “Equity Award Grants”) pursuant to the Katapult 2026 Equity Incentive Plan and the terms and conditions of Katapult’s form of Restricted Stock Unit Award Agreement (the “Award Agreement”).

The Equity Award Grants have a grant date value of $4.0 million for Mr. Hanson, $3.3 million for Mr. Miller and $2.5 million for each of Messrs. Falkenstein and Baker. The Equity Award Grants will vest over two years, with 25% of the restricted stock units vesting on February 11, 2027, and the remaining restricted stock units vesting thereafter in three substantially equal semi-annual installments on the 11th of each of February and August of each year, subject to the Executive’s continued employment with Katapult. If the Executive incurs an Involuntary Termination, the restricted stock units that would have become vested on the vesting date following such termination of employment shall vest. If the Executive incurs an Involuntary Termination or the Executive terminates his or her employment for Good Reason, in each case, within the two-year period following the effective date of a Change in Control (each of “Involuntary Termination,” “Good Reason” and “Change in Control” as defined in the Severance Plan (as defined below)), the unvested portion of the restricted stock units shall become fully vested as of the date of such termination of employment.

The foregoing description of the Equity Award Grants does not purport to be complete and is qualified in its entirety by reference to the form of Award Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.14 and incorporated herein by reference.

Executive Severance Pay Plan

In connection with the Closing, the Board approved and adopted the Executive Severance Pay Plan of Katapult Holdings, Inc. (the “Severance Plan”), effective immediately.

The Severance Plan provides severance pay and benefits to each of the Executives and certain other designated key employees (each, a “Participant”) who experience an involuntary termination of employment in order to attract and retain highly qualified employees.

Under the Severance Plan, if a Participant’s employment is terminated by Katapult (or an affiliate employer) other than due to Cause (as defined in the Severance Plan), death or Disability (as defined in the Severance Plan) (an “Involuntary Termination”), the Participant will be entitled to receive the following payments and benefits:

•	a cash severance payment equal to the Participant’s annual base salary, payable in substantially equal installments;

•	a lump sum cash payment equal to the Participant’s target annual bonus for the year of termination; and

•	up to 12 months of COBRA continuation coverage.

If a Participant incurs an Involuntary Termination or the Participant terminates his or her employment for Good Reason (as defined in the Severance Plan), in each case, within the two-year period following the effective date of a Change in Control (as defined in the Severance Plan), the Participant will be entitled to receive the following payments and benefits:

•	a cash severance payment equal to two times the sum of (i) the Participant’s annual base salary and (ii) the Participant’s target annual bonus for the year of termination, payable in substantially equal installments;

•	a lump sum cash payment equal to a pro-rated portion of Participant’s target annual bonus for the year of termination; and

•	up to 24 months of COBRA continuation coverage.

Payment of the foregoing severance benefits is subject to a Participant timely executing a release of claims against Katapult and its affiliates and the Participant’s compliance with his or her restrictive covenant obligations. Katapult has reserved the right to amend, modify, terminate or discontinue the Severance Plan, provided that (i) no such actions may decrease the amount of severance pay awarded but not yet fully paid without the Participant’s consent and (ii) no such actions that would have a material adverse effect on a Participant generally may be effective (a) until the one-year anniversary of the date such action is adopted and (b) for the two-year period following the date of a Change in Control, in each case, unless the Participant provides written consent to such action.

The Severance Plan replaces in full and supersedes any other severance protections provided to any Participant, including, without limitation, any employment agreements or other plans.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.15 and incorporated herein by reference.

Item 8.01 Other Events

On August 11, 2026, Katapult issued a press release announcing the completion of the Mergers. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses or Funds Acquired

The financial statements of CCFI and Aaron’s required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Exhibit
2.1†	Agreement and Plan of Merger, dated as of December 11, 2025, by and among Katapult Holdings, Inc., a Delaware corporation, Katapult Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of Katapult, Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Katapult, CCF Holdings LLC, a Delaware limited liability company, and Aaron’s Intermediate Holdco, Inc., a Delaware corporation (included as Annex A to Katapult’s Registration Statement on Form S-4 (File No. 333-296909), filed with the Commission on June 18, 2026).

2.2	First Amendment to Agreement and Plan of Merger, dated June 17, 2026, by and among Katapult Holdings, Inc., a Delaware corporation, Katapult Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of Katapult, Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Katapult, CCF Holdings LLC, a Delaware limited liability company, and Aaron’s Intermediate Holdco, Inc., a Delaware corporation (filed as Exhibit 2.2 to Katapult’s Registration Statement on Form S-4 (File No. 333-296909), filed with the Commission on June 18, 2026).

10.1†	Term Loan Agreement, dated as of August 11, 2026, among Katapult Intermediate Holdings, LLC, as Borrower, Katapult Holdings, Inc., as Holdings, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and BP Commercial Funding Trust III, Series SPL-XIV, as Administrative Agent and Documentation Agent.

10.2	Security Agreement, dated as of August 11, 2026, among Katapult Holdings, Inc., Katapult Intermediate Holdings, LLC, the other grantors party thereto, and BP Commercial Funding Trust III, Series SPL-XIV, as Administrative Agent.

10.3†	Term Loan Agreement, dated as of August 11, 2026, among Katapult MidCo, LLC, as Borrower, the lenders from time to time party thereto, and HHCF Series 21 Sub, LLC, as Administrative Agent.

10.4	Security Agreement, dated as of August 11, 2026, between Katapult MidCo, LLC and HHCF Series 21 Sub, LLC, as Administrative Agent.

10.5	Joinder to Amended and Restated Loan and Security Agreement and Release Agreement, dated as of August 10, 2026, among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult MidCo, LLC, Katapult Holdings, Inc., the lenders party thereto, and Midtown Madison Management LLC, as Agent.

10.6†	Amended and Restated Loan and Security Agreement, dated as of June 12, 2025, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (filed as Exhibit 10.1 to Katapult’s Current Report on Form 8-K filed with the Commission on June 13, 2025).

10.7†	Amended and Restated Corporate Guaranty and Security Agreement, dated as of August 10, 2026, by Katapult Group, Inc. and Katapult MidCo, LLC in favor of Midtown Madison Management LLC, as Agent.

10.8†	Seventh Amendment to Master Loan and Security Agreement, dated as of August 7, 2026, by and among TMX MP SPE, LLC, as borrower, the lenders party thereto and BP Commercial Funding Trust II, Series SPL-XVI, a statutory series of BP Commercial Funding Trust II, as administrative agent

10.9	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.6 of Katapult’s Current Report on Form 8-K, filed with the Commission on December 15, 2025).

10.10	Form of Stockholders Agreement (incorporated by reference to Exhibit 10.3 of Katapult’s Current Report on Form 8-K, filed with the Commission on December 15, 2025).

10.11	First Amendment to Stockholders Agreement, dated June 17, 2026 (filed as Exhibit 10.67 to Katapult’s Registration Statement on Form S-4 (File No. 333-296909), filed with the Commission on June 18, 2026).

10.12*	Non-Employee Director Compensation Policy.

10.13	Form of Indemnification Agreement by and between Katapult Holdings, Inc. and its directors and officers (incorporated by reference to Exhibit 10.2 of Katapult’s Form 8-K filed with the Commission on June 15, 2021).

10.14*	Form of Restricted Stock Unit Award Agreement under the Katapult Holdings, Inc. 2026 Equity Incentive Plan.

10.15*	Executive Severance Pay Plan.

99.1	Press Release, dated August 11, 2026.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

†	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. Katapult hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.
*	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 11, 2026	/s/ Cory Miller
Name: Cory Miller
Title: Chief Executive Officer